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                                                                     EXHIBIT 99A

NEWS BULLETIN                                  T-NETIX, INC.
    FROM:                               RE:    67 INVERNESS DRIVE EAST
                                               ENGLEWOOD, CO  80112
The Financial Relations Board                  WEB SITE:  http://www.T-NETIX.com
-----------------------------                             ----------------------
      BSMG WORLDWIDE
                                               NASDAQ: TNTX
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FOR FURTHER INFORMATION

AT FRB:
Tad Gage  (general info)  (312) 640-6745 (tgage@.frb.bsmg.com)
Lisa Fortuna (analysts)  (312) 640-6779 (lfortuna@.frb.bsmg.com)
Tim Grace (media) (312) 274-2240 (tgrace@frb.bsmg.com)

FOR IMMEDIATE RELEASE
FRIDAY, AUGUST 25, 2000

             T-NETIX, INC. ANNOUNCES CEO ALVYN SCHOPP TO STEP DOWN;
                 CHAIRMAN DANIEL CARNEY TO SERVE AS INTERIM CEO

ENGLEWOOD, COLO., AUGUST 25, 2000 -- T-NETIX, INC. (NASDAQ: TNTX), a leading provider of specialized call processing and fraud control software technologies, the nation's largest provider of corrections-related telecommunications services, and one of the country's largest purchasers of Internet bandwidth, today announced that effective August 25, 2000, Alvyn Schopp will step down as CEO and director.

Daniel Carney, chairman of the board, announced that he will serve as interim CEO until a new chief executive is appointed. Carney, who has been chairman since 1998, was the co-founder of Pizza Hut, Inc. Management responsibilities will be shared with Carney by President Thomas Larkin, and Richard Cree, executive vice president of business development.

"Al has been critical in guiding our company through an important transition period since he assumed the role of CEO late in 1998," said Carney. "His leadership has established T-NETIX as the premier provider of inmate telecommunications and other services.

"Under Al's leadership, T-NETIX has successfully completed a merger and integration that has made us the largest provider of corrections-related telecom services. Additionally, we have renegotiated a number of service contracts with more favorable terms and we have added business and developed new services that position the company well for the future. Although Al has decided it is time to move on to new challenges, we appreciate his dedication to continue serving the company in a limited capacity, and his commitment to an orderly management transition."

Carney said the company will move forward with its four key areas of focus, outlined in the recent second quarter earnings announcement: Maximizing the value of its investments; leveraging its position as a provider of Internet bandwidth with new Internet services and offerings; pursuing new higher-margin ICS contracts and outsourcing opportunities; and t-renegotiating telecommunications services contracts to give T-NETIX greater revenues,



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Financial Relations Board serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor.
  The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.



             BSMG Marketing Communications KRC Research Bozell|Eskew
          Sawyer Miller Consulting BSMG Medical & Health Communications
       Charles Barker BSMG 640 Fifth Avenue New York New York 10019-6102
                         212-445-8000 Fax 212-445-8001

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T-NETIX,
INC. ADD ONE

improved margins, and revenue-sharing that rewards for performance. All this is being done with the intent of meeting the company's goal to return to profitability late in 2000.

Based in Englewood, Colorado, T-NETIX provides specialized call processing and billing services for correctional institutions to the telecommunications industry, direct local and long distance call processing for correctional facilities, value-added telecommunications services such as pre-connection restrictions, digital recording, jail and inmate management systems, video booking, and sales of call-processing systems hardware. T-NETIX, through its Contain(R) product, provides parolee and home detention monitoring services using Internet and voice verification technology, including its SpeakEZ Voice Print(R) technology. The company serves more than 1,200 facilities and justice departments nationwide. For news and information, visit the company's web site at www.T-NETIX.com.

This news release contains forward-looking statements as provided for by the Private Securities Litigation Reform Act of 1995. Important factors that would cause actual results to differ materially from those in the forward looking statements include, but are not limited to: the demand for the company's products and services, and market acceptance risks which may affect the potential technological obsolescence of existing systems; the renewal of existing site-specific Corrections and Internet Services Divisions customer contracts and the company's ability to retain the base of current site specific customer contracts, the ability to perform under contractual performance requirements the continued relationship with existing customers and the ability to win new contracts for its products; the ability of our existing customers, including AT&T, to maintain their market share of the inmate calling market; the successful integration of Gateway Technologies, Inc. into T-NETIX's business, the ability of the company to penetrate the market for jail management systems, resale of Internet bandwidth and sale of Contain(R) products; the ability to reduce expenditures related to its SpeakEZ voice recognition technology, to successfully deploy this technology in a corrections-related business, and to license the technology to offset development costs; competitive pricing pressures, particularly in the company's ICS business; and, changes in telecommunications regulations that would affect the company's sales or pricing. For a full description of the company's historical performance and a detailed description of risks and uncertainties, please refer to the company's documents on file with the Securities and Exchange Commission.

          FOR MORE INFORMATION ON T-NETIX VIA FAX, FREE OF CHARGE, DIAL
                   1-800-PRO-INFO AND ENTER THE TICKER "TNTX"

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